Exhibit 4.3

No. 2007-1	CUSIP 38119T AB0 ISIN US38119TAB08

GOLDEN STAR RESOURCES LTD.

(A corporation continued pursuant to the federal laws of Canada)

4.0% Convertible Senior Unsecured Debenture Due November 30, 2012

Date of Initial Issue: November 8, 2007	Maturity Date: November 30, 2012

Registered Holder: CEDE & Co.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH GOLDEN STAR RESOURCES LTD. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT

PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE INDENTURE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER, WITH DELIVERY OF APPROPRIATE CERTIFICATES, AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF NOVEMBER 8, 2007, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

Golden Star Resources Ltd. (the “Company”), for value received, hereby acknowledges itself indebted and promises to pay to the order of the registered holder on November 30, 2012 (the “Maturity Date”), or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned and defined, the principal sum of

US$90,500,000

[NINETY MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS]

in lawful money of the United States of America, on presentation and surrender of this Debenture at the principal office of the Indenture Trustee (defined below) in the manner specified in the Indenture, in the City of New York, State of New York, and to pay interest on the principal amount hereof to the Holder of record on the 15th Business Day of May and November in each year, as the case may be, at the rate of 4.0% per annum from and including the Issue Date or from and including the most recent Interest Payment Date to which interest has been paid or made available for payment on the Debentures then outstanding, whichever is later, to but excluding the next Interest Payment Date, in like money in equal semi-annual installments in arrears on the last day of May and November in each year (each such date an “Interest Payment Date”), commencing May 31, 2008 with overdue interest, if any, at the same rate after as well as before maturity and after as well as before default in payment of principal or interest. The May 31, 2008 interest payment will represent accrued interest from and including the Issue Date to but excluding May 31, 2008.

The rate at which interest shall be payable on the principal amount hereof shall be increased to 4.5% if (a) the Company does not file, within 45 days of the first issuance of the Debentures, a resale registration statement with the Securities and Exchange Commission on Form S-3 (or such other form as may be reasonably determined by U.S. counsel to the Company) and a short form prospectus filed with the applicable Governmental Authorities in all provinces of Canada with the exception of Quebec, which qualifies for resale (i) in the United States, the Debentures, and (ii) in the United States and the above-described provinces of Canada, the Common Shares (including any Additional Shares) issuable upon the conversion of the Debentures, or (b) such registration statement does not become effective no later than 90 days after the first issuance of the Debentures, as required by and in the manner prescribed in the Registration Rights Agreement. Such increased interest rate shall apply until the date on which such obligation is met in accordance with the provisions of the Registration Rights Agreement

As interest on this Debenture becomes due, the Company (subject to early repurchase or conversion pursuant to the terms of the Indenture) shall forward or cause to be forwarded by courier or ordinary post to the registered address of the registered Holder of the Debenture for the time being, or in the case of joint Holders to the registered address of any one of such joint Holders, or in accordance with the procedures established by the Depository if this is a Book-Entry Only Debenture, electronic funds transfer for such interest, payable to the order of such Holder or Holders. The forwarding of such electronic funds transfer shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby.

This Debenture is one of the 4.0% Convertible Senior Unsecured Debentures due November 30, 2012 (the “Debentures”) in the aggregate principal amount of up to $125,000,000 in lawful money of the United States created and issued under a Trust Indenture (the “Indenture”) dated as of November 8, 2007 made between the Company and The Bank of New York, as trustee (the “Indenture Trustee”). Reference is hereby made to the Indenture for a description of the rights of the Holders of the Debentures, the Company and the Indenture Trustee and of the terms and conditions upon which the Debentures are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder of this Debenture, by acceptance hereof, agrees. To the extent that the terms and conditions stated in this Debenture conflict with the terms and conditions of the Indenture, the latter shall prevail. All capitalized terms used herein have the meaning ascribed thereto in the Indenture unless otherwise indicated.

The Debentures are issuable as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000. The Debentures of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures in equal aggregate principal amount. The Debentures may only be transferred in denominations of $1,000 and integral multiples of $1,000 upon delivery of a form of assignment in the form attached hereto as Appendix II.

This Debenture and all other Debentures certified and issued under the Indenture rank pari passu with one another, in accordance to their tenor without discrimination, preference or priority. The Indenture does not contain any financial covenants or restrictions on the Company’s ability to pay dividends, incur indebtedness or issue or repurchase securities.

Subject to regulatory approval, the Company may, at its option, upon not less than 40 days and not more than 60 days prior notice, repay the principal amount of the outstanding Debentures at Maturity by issuing and delivering, for each $1,000 principal amount of Debentures, that number of Freely Tradable Common Shares equal to the number obtained by dividing such principal amount of Debentures by 95% of the Current Market Price of the Common Shares on the Maturity Date; provided, however, that no Event of Default shall have occurred and be continuing. No fractional Common Shares will be delivered to the Holders of Debentures upon such share redemption, but in lieu thereof, if such a fraction shall become owing, the Company will make an equivalent cash payment. Notwithstanding the foregoing, the aggregate number of Common Shares contemplated to be so issued, combined with any Common Shares issued upon conversion of the Debentures prior to the Maturity Date, may not exceed 19.99% of the issued and outstanding Common Shares as of the date of the Indenture, unless the Company obtains (i) additional listing approval for the Common Shares to be so issued, if required, from the AMEX, the TSX and/or any other relevant Recognized Stock Exchange, as applicable, (ii) consent for the issuance of such Common Shares from the Holders of not less than a majority of the aggregate principal amount of the Debentures Outstanding at the time such consent is solicited. The balance of the amount payable at Maturity that is not repaid by the issuance of Common Shares (the value of such Common Shares being calculated by multiplying the number of Common Shares so issued by 95% of the Current Market Price of the Common Shares on the Maturity Date), shall be paid in cash.

Each $1,000 principal amount of Debentures is convertible at any time and from time to time prior to the close of business on the Business Day immediately preceding Maturity or the Payment Date, at the option of the Holder, into that number of Common Shares obtained by dividing $1,000 by the conversion price of $5.00 per Common Share, subject to adjustment upon the occurrence of certain events specified in the Indenture. No fractional Common Shares will be delivered to the Holders of Debentures upon conversion, but in lieu thereof, if such a fraction shall become owing, the Company will make an equivalent cash payment. The accrued and unpaid interest on any Debentures so converted shall be paid in cash. Notwithstanding the foregoing but subject to certain exceptions as set forth in the Indenture, the Company shall not effect any conversion of the Debenture and the Holder shall not have the right to convert the Debenture in excess of that portion of the principal amount thereof that, upon giving effect to such conversion, would cause the aggregate number of Common Shares beneficially owned by the Holder and its affiliates to exceed 4.99% of the total outstanding Common Shares following such conversion (or 9.99% of the total outstanding Common Shares following such conversion if the Holder delivers the Conversion Notice at least 61 days before the Conversion Date). The foregoing limitations shall not apply to the Common Shares issuable on the Maturity of the Debentures, or to the Additional Shares (as defined below).

Upon the giving of notice by the Indenture Trustee of the occurrence of an Event of Default and declaration of acceleration made in accordance with the Indenture, the Debentures will become immediately due and payable.

The Company must commence, within 30 days of the occurrence of a Change of Control, an Offer to Purchase for all Debentures then Outstanding. The Offer to Purchase shall be made at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the Payment Date. An Offer to Purchase shall be open for at least 20 Business Days and the Payment Date shall be the Business Day following the expiry of the Offer to Purchase.

If 10% or more of the fair market value of the consideration for Common Shares in a Change of Control transaction consists of cash (a “Cash Transaction”), Debentureholders may, prior to the effective date of such transaction (the “Effective Date”), elect to convert their Debentures, in which case they shall be entitled to receive, in addition to the number of Common Shares to which they would otherwise have been entitled on conversion, an additional number of Common Shares (“Additional Shares”) determined by reference to the table set out in Schedule “D” to the Indenture based on the Effective Date of the Cash Transaction and the Common Share Price.

Any payments made by or on behalf of the Company under or with respect to the Debentures will be made free and clear of and without withholding or deduction for or on account of any Taxes, unless the Company or any other payor is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debentures, the Company will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law and the Company will pay such Additional Amounts as may be necessary so that the net amount received by each Holder of Debentures (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any payment to an Excluded Holder.

Subject to receiving applicable regulatory approvals, the Company shall have the right to elect, from time to time, to issue and deliver Common Shares to a broker or dealer duly registered under the applicable securities laws (the “Broker-Dealer”) for sale in the open market or deliver Common Share bid requests to the investment banks, brokers or dealers identified by the Company in its absolute discretion to satisfy its Interest Obligation on each Interest Payment Date. Unless an Event of Default has occurred and is continuing, upon such election by the Company, the Broker-Dealer shall have the power to (i) accept delivery of the Common Shares from the Company and process the Common Shares in accordance with the Common Share Interest Payment Election Notice, (ii) accept bids with respect to, and consummate sales of, such Common Shares, each as the Company shall direct in its absolute discretion, through the investment banks, brokers or dealers identified by the Company in the Common Share Interest Payment Election Notice, (iii) sell Common Shares in the open market on a Recognized Stock Exchange, (iv) deliver the proceeds of such sales to the Indenture Trustee to be held and disbursed in accordance with Article 7 of the Indenture and (v) perform any other action necessarily incidental thereto. Upon receipt of the proceeds of the sales of Common Shares from the Broker-Dealer, the Indenture Trustee shall invest such proceeds on the written direction of the Company in U.S. Government Obligations which mature at least three Business Days prior to an applicable Interest Payment Date and/or use such proceeds to pay all or part of the Interest Obligation in respect of which the Common Share Interest Payment Election was made, and perform any other action necessarily incidental thereto. The amount received by a Holder in respect of the Interest Obligation will not be affected by whether or not the Company elects to satisfy the Interest Obligation pursuant to a Common Share Interest Payment Election.

The Indenture contains provisions for the holding of meetings of Debentureholders and rendering certain resolutions passed at such meetings by, or by instruments in writing signed by, the Holders of the majority (or, in certain cases, 75% or the consent of each Debentureholder who is affected thereby) in aggregate principal amount of the Debentures Outstanding binding upon all Debentureholders, subject to the provisions of the Indenture.

This Debenture may only be transferred upon compliance with Applicable Securities Laws and the conditions precedent in the Indenture on the register kept at the principal office of the Indenture Trustee and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Company with the approval of the Indenture Trustee may designate, and may be exchanged at any such place, by the Holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Indenture Trustee, and upon compliance with such reasonable requirements as the Indenture Trustee and/or registrar may prescribe, and such transfer shall be duly noted thereon by the Indenture Trustee or other registrar.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Indenture Trustee for the time being under the Indenture.

This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

The Holder of this Debenture, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Debenture and of the Indenture and confirms the appointment of the Indenture Trustee and of the Indenture, the whole in accordance with and subject to the respective provisions thereof.

[Execution and authentication on next page]

IN WITNESS WHEREOF Golden Star Resources Ltd. has caused this Debenture to be signed by its officers duly authorized to sign.

DATED as of the 8th day of November, 2007.

GOLDEN STAR RESOURCES LTD.

Per:	/s/ Thomas Mair
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Debenture is one of the 4.0% Convertible Senior Unsecured Debentures due November 30, 2012 referred to in the within-mentioned Indenture.

DATE OF AUTHENTICATION: November 8, 2007

THE BANK OF NEW YORK, as trustee

Per:	/s/ Vanessa Mack
Authorized Signatory

Appendix I

PRINCIPAL AMOUNT GRID

TO THE GLOBAL DEBENTURE No. 2007-1

4.0% Convertible Senior Unsecured Debentures due November 30, 2012

CUSIP 38119T AB0

ISIN US38119TAB08

Initial Principal Amount: US$90,500,000

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Maturity Date	Trustee Endorsement

APPENDIX II

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                         , whose address and social insurance number or social security number, if applicable, are set forth below, this Debenture (or $                                 principal amount hereof*) of Golden Star Resources Ltd. (the “Company”) standing in the name(s) of the undersigned in the register maintained by the registrar appointed by the Company with respect to such Debenture and does hereby irrevocably authorize and direct the Indenture Trustee to transfer such Debenture in such register, with full power of substitution in the premises.

Dated:

Signature of Registered Holder

Address of Transferee:

(Street Address, City, Province and Postal Code)

__________________________________________

Social Insurance Number or Social Security Number of Transferee, if applicable

*	If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided above the principal amount (which must be $1,000 or an integral multiple thereof) to be transferred.

Securities Act Compliance

In connection with any transfer of this Debenture, the undersigned confirms that this Debenture is being transferred [please check one]:

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	pursuant to an effective registration statement under the Securities Act;

(4)	☐	outside of the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Indenture Trustee will refuse to register any of the securities evidenced by this certificate in the name of any person other than the registered holder thereof, provided that if box (4) or (5) is checked, the Company may require, prior to registering any such transfer of securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (4)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature Guarantee

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) on this form must be guaranteed by one of the following methods:

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.

Canada: A Signature Guarantee obtained from a major Canadian Schedule I chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

The registered Holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Name of Institution